EXHIBIT 99

         Denbury Resources Inc. Amended and Restated Stock Option Plan

                             DENBURY RESOURCES INC.
                               STOCK OPTION PLAN
         Made effective the 9th day of August, 1995 ("Effective Date")

                                 As Amended on:
                                  May 21, 1997
                                  May 19, 1998,
                                 April 20, 1999
                                  May 24, 2000,
                                May 22, 2002 and
                                  May 20, 2003


1.   Purpose of Plan

     This plan (the "Plan") is designed to (i) provide key employees, officers and directors with an added incentive, (ii) to attract and retain personnel of outstanding competence, (iii) to compensate independent contractors whose activities substantially benefit Denbury Resources Inc. (the "Corporation") and its subsidiaries ("Subsidiaries"), and (iv) to further the identity of their interests with those of the shareholders by providing them with the opportunity through share purchase options to acquire an increased proprietary interest in the Corporation.

2.   Administration

     The Plan shall be administered by the Compensation Committee of the Board, which shall consist of at least two directors appointed from time to time by the Board of Directors of the Corporation (or if no such committee is appointed, the Board of Directors of the Corporation) (hereinafter referred to as the "Committee") in the manner and on the terms authorized by the Board of Directors.

     The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members to the Committee. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

     The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Corporation as it may deem advisable.

     Subject to the express  provisions of this Plan,  the Committee  shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective agreements ("Agreement") pursuant to which options are granted under the Plan (which need not be identical); (c) to construe the terms of any Agreement and the Plan; and
(d) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section. Any such determinations shall be final, binding and conclusive.

3.   Granting of Stock Options

     The Committee may from time to time grant options ("Stock Options") to purchase common shares of the Corporation ("Common Shares") to directors, officers, or full-time employees of the Corporation or any other "service provider" to the Corporation within the meaning of the rules of the New York Stock Exchange (collectively, the "Optionees") and fix the number of Common Shares to be optioned to each Optionee.

                                    EX 99-2

     A stock option granted under the Plan may either be an incentive stock option ("Incentive Option or ISO") which shall be intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-statutory stock option ("Non-qualified Option or NQ") which is not intended to qualify as an incentive stock option under Code
Section 422. All Stock Options shall comply with the requirements of the Plan and/or option agreements issued thereunder.

     The provisions of the Non-qualified Options and Incentive Options granted under the Plan shall be the same except as specifically provided herein. Incentive Stock Options may be granted only to employees of the Corporation or a Subsidiary of the Corporation that is a Subsidiary Corporation within the meaning of Code Section 424(f). All Stock Options granted to directors who are not employees shall be NQs. Incentive Options may not be granted to any person who, immediately after such option is granted, would own (within the meaning of Sections 421 and 424 of the Code) securities of the Corporation representing more than 10% of the total combined voting power of all classes of shares of the Corporation or its Subsidiaries, unless the option price is at least 110% of the Current Market Value (as defined in Section 6 hereof) of the Common Shares as of the date the option is granted and unless the option by its terms must be exercised not later than five (5) years from the date it is granted. In addition, no Incentive Option may be granted after the expiration of ten (10) years from the date this Plan was adopted.

     With respect to any Incentive Option granted under this Plan, the sum of:

     a. the aggregate Current Market Value of Common Shares subject to such Incentive Option that first become purchasable in a calendar year under such Incentive Option, and

     b. the aggregate Current Market Value of Common Shares or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation), that first become purchasable in a calendar year under such incentive stock option, may not (with respect to any Optionee) exceed $100,000, with such Current Market Value to be determined as of the date the ISO or such other incentive stock option is granted.

     For purposes of this paragraph, "predecessor corporation" means (i) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Corporation, (ii) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (iii) a predecessor corporation of any such corporations.

4.   Authorized Shares

     The total number of Common Shares issuable pursuant to the exercise of Stock Options granted pursuant to the Plan shall not exceed 8,195,587 Common Shares (the "Common Share Maximum"), subject to adjustment as set forth in
Section 15. Subject to all necessary regulatory approvals, the Common Share Maximum may be increased by the Board of Directors of the Corporation with the approval of the shareholders of the Corporation. The number of Common shares reserved for issuance to any one Optionee shall not exceed 5% of the issued and outstanding common Shares at any time.

5.   Expiry Date

     All Stock Options granted pursuant to this Plan will expire on a date (the "Expiry Date") as determined by the Board of Directors at the time of the grant provided that no Stock Option may be exercised beyond ten (10) years from the time of the grant.

6.   Exercise Price

     The exercise price (the "Exercise Price") of any Stock Option shall be fixed by the Committee when such Stock Option is granted and shall not be less than the Current Market Value. For this purpose, the "Current Market Value" shall mean the simple average closing trading price per Common Share on the New York Stock Exchange (and if the Common Shares are not listed on the New York Stock Exchange, on such stock exchange on which the Common Shares

                                    EX 99-3
are traded) for the ten (10) trading days preceding the date of the grant, or if such Common Shares are not listed on any stock exchange at a price determined by the Committee. If no trades are reported in any one of the ten trading days, the "Current Market Value" shall be determined by reference to the closing trading price on the last trading day preceding the ten (10) trading day period.

7.   Vesting of Stock Options

     Stock Options will vest on the date (the "Vesting Date") the Optionee becomes entitled to exercise that portion of the granted Stock Option and purchase that portion of the Common Shares as determined by a vesting schedule. This vesting schedule will be determined by the Board of Directors of the Corporation, and modified from time to time, in their sole discretion. Unless modified by the Board of Directors, 25% of a Stock Option shall vest one year from the date the Stock Option is granted (the "Grant Date") and an additional 25% of the Stock Option shall vest on each successive anniversary of the Grant Date until the Stock Option is fully vested.

8.   Vesting of Stock Options on Death

     Notwithstanding the Vesting Date but subject to the Expiry Date, in the event of an Optionee's death while a director or employee of the Corporation, all of the Stock Options granted to the Optionee will vest on the day immediately preceding the date of his death and the Optionee's estate will have the right, for a period of 365 days thereafter, to exercise all of the Stock Options unexercised. Stock Options not exercised within said 365 day period will automatically terminate.

9.   Vesting of Stock Options on Disability

     Notwithstanding the Vesting Date but subject to the Expiry Date, in the event an Optionee becomes Disabled, all of the Stock Options granted to the Optionee will vest on the day immediately preceding the day on which the Optionee becomes entitled to long-term disability payments. For all Incentive Stock Options, Disability shall mean permanent and total disability as defined in Code Section 22(e)(3). For Non-qualified Options, Disabled shall mean entitlement to long-term disability payments pursuant to the Corporation's disability insurance program, if any (or if not a participant in such program, would have been entitled to such payments if the Optionee were a participant in such program). The Optionee will have the right, for a period of 90 days after his date of termination due to Disability, to exercise all of the Stock Options unexercised. Stock Options not exercised within the said 90 day period will automatically terminate.

10.   Vesting on Change of Control

     Notwithstanding the Vesting Date but subject to the Expiry Date and paragraphs 8, 9, 11 and 12, all of the Stock Options granted to the Optionee will vest on the day immediately preceding a Change of Control (as hereinafter defined) and the Optionee will have the right, for a period of 180 days thereafter, to exercise all of the Stock Options unexercised. Stock Options not exercised within the said 180 day period will terminate on the earlier of their Expiry Date and the expiry of the said 180 day period.

                                    EX 99-4

     For the  purposes of this  clause,  "Change of Control" of the  Corporation
will  include  and  be  interpreted  as  including  the  following   events  and
circumstances:

     a. the purchase or acquisition of Common Shares or other securities capable of becoming voting securities ("Convertible Securities") by a Person (as hereinafter defined) which results in the Person beneficially owning, or exercising control or direction over, Common Shares or Convertible
     Securities such that, assuming only the conversion of Convertible Securities beneficially owned or over which control or direction is exercised by the Person, the Person would beneficially own, or exercise control or direction over, Common Shares carrying the right to cast more than 50% of the votes attaching to all Common Shares; or

     b. directors serving in such capacity for one (1) year or more ceasing to constitute a majority of the Board of Directors; or

     c. approval by the shareholders of the Corporation of: (i) an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another corporation pursuant to which the shareholders of the Corporation immediately thereafter do not own shares of the successor or continuing corporation which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation; (ii) the liquidation, dissolution or winding-up of the Corporation; or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Corporation.

     For the purposes of this definition, "Person" means: (a) an individual; (b) a partnership; (c) a corporation, an incorporated association, an incorporated syndicate or any other incorporated organization; (d) an unincorporated association, an unincorporated syndicate or any other unincorporated organization; (e) a trust; or (f) a trustee, an executor, an administrator or any other legal representative.

     For the purposes of determining who has made an acquisition referred to in this definition, the beneficial owner of the acquired Common Shares shall be considered the acquirer of such Common Shares. For the purposes of this definition, all Common Shares and Convertible Securities acquired by Persons will include Common Shares and Convertible Securities held by their Affiliates. For the purposes of this clause, "Affiliate" means, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified person. Where Common Shares or Convertible Securities are acquired by any two or more Persons act jointly or in concert, all such Common Shares or Convertible Securities will be included in the calculation of a Change of Control. For the purposes of determining when a Change of Control occurs by Persons acting jointly or in concert, a Change of Control will be deemed to occur when the Persons first attempt to act, or in fact act, jointly or in concert.

     In the event of a Change of Control, the Optionee or his legal representative will be given written notice by the Corporation of the Change of Control in accordance with the provisions of this Plan and the period set out in this Clause 10 will commence on the date notice is given.

                                       EX 99-5

11.  Vesting on Retirement

     Notwithstanding the Vesting Date but subject to the Expiry Date, if an Optionee retires pursuant to a retirement policy approved by the Board of Directors, all of the Stock Options granted to the Optionee will vest on the day immediately preceding the date of his retirement and the Optionee will have the right, for a period of 90 days thereafter, to exercise all of the Stock Options unexercised. Stock Options not exercised within the said 90-day period will automatically terminate.

12.  Vesting on Resignation or Termination

     If an Optionee resigns from the Corporation or is terminated by the Corporation (with or without cause), his Stock Options that were not vested will immediately terminate and be of no further force and effect; provided, however, the resigning or terminated Optionee may, subject to the Expiry Date, for a period of 90 days from the date of resignation or termination, exercise the Stock Options that were vested and not previously exercised on the date of resignation or termination.

13.  Non-assignability

     All Stock Options granted pursuant to this Plan will be personal to the Optionee and will not be assignable or transferable other than by will or the laws of descent and distribution.

14.  Exercise of Option

     Subject to the provisions of this Plan and the Optionee's Agreement, Stock Options may be exercised from time to time by delivery to the Corporation at its head office in Plano, Texas, or such other place as may be specified by the Corporation, of a written notice of exercise specifying the number of Common Shares with respect to which the Stock Option is being exercised and accompanied by payment in full (in such manner as determined by the Committee) of the purchase price of Common Shares then being purchased. As soon as practicable thereafter, and in any event within ten (10) days following the receipt of such notice, the Corporation shall provide written notice to the Optionee of the amount, if any, required by the Corporation to be withheld (the "Withholding Notice") in accordance with applicable law with regard to the Stock Options being exercised. The Optionee shall, as soon as practicable and in any event within ten (10) days following receipt of the Withholding Notice, make payment to the Corporation for the amount specified in such Withholding Notice. Upon the exercise of the Stock Options, payment being made in the manner specified herein, and receipt by the Corporation of the amount specified in the Withholding Notice, if any, the Corporation will cause to be delivered to the Optionee a certificate or certificates, representing such Common Shares in the name of the Optionee or his legal personal representatives or otherwise as he may or they may in writing direct.

     The Corporation shall use its best efforts to effectuate following the Effective Date the registration of the shares underlying the Stock Options under the Securities Act of 1933, as amended, on Form S-8 and qualification of such shares under applicable state securities laws where such qualification is required. Notwithstanding the foregoing, nothing in the Plan or in any Stock Option granted under the Plan shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of any securities law or any other applicable statute or regulations, as then in effect. The Corporation shall not in any case be required to sell, issue or deliver a fractional share pursuant to any Stock Option.

     Notwithstanding the foregoing payment provisions, the Committee, in processing a purported exercise of a Stock Option, granted pursuant to the Plan, may refuse to recognize the exercise of an Option if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16 (a) of the Exchange Act and
(ii) there is a substantial likelihood that the method of exercise selected by the participant would subject the Participant to substantial risk of liability under Section 16 of the Exchange Act.

                                       EX 99-6

15.  Alterations in Common Shares

     The Exercise Price will be subject to adjustment from time to time as follows:

     a.   For NQs, if the Corporation:

          (i) declares a dividend or makes a distribution on its Common Shares in Common Shares;

          (ii) subdivides its outstanding Common Shares into a greater number of Common Shares; or

          (iii) consolidates its outstanding Common Shares into a smaller number of Common Shares;

          the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or consolidation will be, in the case of the events referred to in subclauses (i) and (ii) above, decreased in proportion to the number of outstanding Common Shares resulting from such subdivision or dividend, or, in the case of the event referred to in subclause (iii) above, increased in proportion to the number of outstanding Common Shares resulting from such consolidation. Upon any adjustment of the Exercise Price pursuant to subclause (ii) or (iii) above, the number of Common Shares subject to the right of purchase under any Stock Option will be contemporaneously adjusted by multiplying the number of Common Shares which theretofore may have been purchased under such Stock Option by a fraction of which the numerator will be the respective Exercise Price in effect immediately prior to such adjustment and the denominator will be the respective Exercise Price resulting from such adjustment. Such adjustments will be made successively whenever any event listed above occurs such that the excess of the aggregate Current Market Value over the Stock Option Exercise Price immediately after such dividend, distribution or consolidation is not more than it was immediately before such dividend, distribution or consolidation. Any dividend or distribution on the Common Shares in Common Shares will be deemed to have been issued or made immediately prior to the time of the record date for such dividend or distribution for purposes of calculating the number of outstanding Common Shares under subclauses 15 (b) and (c) below:

     b. In the case the Corporation fixes a record date for the issuance of rights or warrants to all holders of its Common Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Shares (or Convertible Securities) at a price per Common Share (or having a conversion price per Common Share) less than the Current Market Value of a Common Share on such record date, the Exercise Price for Non-qualified Options will be adjusted immediately thereafter so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator will be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered (or the aggregate conversion price of the Convertible Securities to offered) by such Current Market Value per Common Share and of which the denominator will be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the Convertible Securities so offered are convertible). Common Shares owned by or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed. To the extent that such rights or warrants are not so issued or such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price will be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would then be in effect based upon the number of Common Shares (or Convertible Securities) actually delivered upon the exercise of such rights or warrants, as the case may be. No adjustment will be made to the Exercise Price of ISOs:

                                       EX 99-7

     c.   If  the  Corporation   fixes  a  record  date  for  the  making  of  a
          distribution to all holders of its Common Shares:

          (i) of shares of any class not included in the definition of Common Shares; or

          (ii) of evidences of its indebtedness; or

          (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in clause (a) above); or

          (iv) of rights or warrants (excluding those referred to in clause (b) above),

          then in each such case the Exercise Price for Non-qualified Options will be adjusted immediately thereafter so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator will be the total number of Common Shares outstanding multiplied by the Current Market Value per Common Share on such record date, less the fair market value (as determined by the Board of Directors whose determination will be final) of said shares or evidences of indebtedness or assets or right or warrants so distributed, and of which the denominator will be the total number of Common Shares outstanding multiplied by such Current Market Value per Common Share. Common Shares owned or held for the account of the Corporation will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price will be readjusted to the Exercise Price which would then be in effect based upon the said Common Shares or evidences of indebtedness or assets or rights or warrants actually distributed. No adjustment will be made to the Exercise Price of ISOs;

     d. In any case in which this clause requires that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the Optionee exercising his Stock Options after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Common Shares issuable upon such exercise before giving effect to such adjustment; provided, however, that the Corporation will deliver to such Optionee an appropriate instrument evidencing such Optionee's rights to receive such additional Common Shares, upon the occurrence of the event requiring such adjustment; and

     e. No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least five percent in such price.

     f. Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding Common Shares

          (i) by reason of a share dividend, split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, or

          (ii) by reason of a spin-off of a part of the Corporation into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity, the number and class of Common Shares subject to each outstanding ISO, and the exercise price of each outstanding ISO shall be automatically adjusted to accurately and equitably reflect the effect of such change. Such adjustment shall in no event give any Optionee any additional benefits nor increase the aggregate ratio of the Exercise Price to the Current Market Value of the Common Shares subject to the Stock Option. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved Common Shares or the number of Common Shares subject to any outstanding ISO shall be automatically reduced by any fraction which results from any adjustment made pursuant to this Section.

                                       EX 99-8

16.  Option Agreement

     A written agreement will be entered into between the Corporation and each Optionee to whom a Stock Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the Exercise Price, the Vesting Dates, the Expiry Date and any other terms approved by the Committee, all in accordance with the provisions of this Plan. The agreement will be in the form of agreements attached hereto or in such other form as the Committee may from time to time approve or authorize the officers of the Corporation to enter into and may contain such terms as may be considered necessary in order that the Stock Option will comply with any provisions respecting Stock Options in the income tax or other laws in force in any country or jurisdiction of which the person to whom the Stock Option is granted from time to time is a resident or citizen of, or the rules of any regulatory body having jurisdiction over the Corporation. More than one Option may be granted to the same employee, officer, director, or service provider and be outstanding concurrently. In the event an eligible individual is granted both one or more Incentive Stock Options and one or more Non-qualified Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Stock Option grants and one for each of the Non-qualified Option grants.

17.  Amendment or Discontinuance of Plan

     The Board of Directors of the Corporation may amend or discontinue this Plan at any time; provided, however, that no such amendment may, without the consent of the Optionee, alter or impair any Stock Option previously granted to an Optionee under this Plan except as may be necessary for any ISO to comply with the requirements of Section 422 of the Code or with respect to any Stock Option to cause the Plan to qualify for the exemption provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For purposes of complying with changes in the Code or ERISA, the Board of Directors may amend, modify, suspend or terminate the Plan at any time. For purposes of meeting or addressing any other changes in legal requirements or any other purpose, the Board of Directors may amend, modify, suspend or terminate the Plan only once every six (6) months. Subject to changes in law or other legal requirements, including any changes in the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, that would permit otherwise, the Plan may not be amended without approval of the shareholders of the Corporation (as provided in Rule 16b-3) to (a) increase the aggregate number of shares as to which Options may be granted under the Plan; (b) increase the maximum period during which Options may be exercised; (c) amend the Plan more frequently than once every six (6) months other than to conform with changes in the Code; (d) materially modify the requirements as to eligibility for participation in the Plan; or (e) materially increase the benefits accruing to Optionees under the Plan. No Stock Option may be granted during any suspension of the Plan or after the Plan has been terminated, and no amendment, suspension or termination shall, without an Optionee's consent, alter or impair, other than as provided in the Plan and the Optionee's Agreement, any of the rights of obligations under any Stock Option previously granted to such Optionee under the Plan.

18.  Common Shares Duly Issued

     Common Shares issued upon the exercise of a Stock Option granted hereunder will be validly issued and allotted as fully paid and non-assessable upon payment thereof in accordance with the terms of the particular agreement and this Plan and the issuance of Common Shares thereunder will not require a resolution or approval of the Board of Directors of the Corporation. No Common Shares shall be issued under the Plan unless counsel for the Corporation shall be satisfied that such issuance will be in compliance with applicable United States federal and state securities laws. Certificates for Common Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable United States federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to refer to those restrictions.

                                       EX 99-9

19.  Prior Plans

     This Plan shall entirely replace and supersede all prior share option plans, if any, enacted by the Board of Directors of the Corporation or its predecessor corporation including, without limitation, the share option plan (the "Previous Plan") approved by the Board of Directors as of May 25, 1992 and approved by the shareholders of the Corporation as of June 30, 1992. Notwithstanding the foregoing, all agreements entered into pursuant to the Previous Plan and remaining outstanding on the effective date of this Plan continue with full force and effect under this Plan.

20.  Right to Terminate Employment

     Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue in the employ of the Corporation or a Subsidiary, or interfere in any way with the rights of the Corporation or Subsidiary to terminate his employment any time.

21.  Liability of Corporation

     Neither the Corporation, its Subsidiaries, its directors, officers or employees nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Stock Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of (1) any claim, loss, damage, or expense (including attorneys' fees), (2) the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Corporation), (3) amounts paid in satisfaction of a judgment (except that no indemnification shall be allowed under this Section for a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law. In addition neither the Corporation, its directors, officers, or employees, nor any of the Corporation's Subsidiaries shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

22.  Severability

     If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

23.  Notice

     Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered, telecopied (if confirmed), or sent by mail or by a courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Section, or if by courier, twenty-four (24) hours after it is sent, addressed as described in this Section. The Corporation or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Corporation and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

24.  Effective Date and Termination Date

     This Plan is effective from August 9, 1995 subject to confirmation by all necessary shareholder and regulatory approvals. If this Plan is not approved by the holders of a majority of the votes entitled to be voted at a meeting of holders of outstanding shares of equity securities of the Corporation no later than August 9, 1996, this Plan and the Option (s) granted under the Plan shall be null and void. This Plan shall terminate on August 9, 2005, after which options may no longer be granted pursuant hereto.

                                       EX 99-10